EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports:

•	dated September 30, 2013, with respect to the consolidated financial statements of Resource Real Estate Opportunity REIT II, Inc. as of August 31, 2013 and for the period from September 28, 2012 (date of inception) through August 31, 2013, included in the Prospectus dated February 6, 2014 and

•	dated April 25, 2014, with respect to the consolidated financial statements of Resource Real Estate Opportunity REIT II, Inc. as of December 31, 2013 and for the period from September 28, 2012 (date of inception) through December 31, 2013, included in the Special Financial Report on Form SP 15D2 for the year ended December 31, 2013, incorporated by reference in the Prospectus and Registration Statement.

We consent to the use of the aforementioned reports in this Post-Effective Amendment No. 2 to Registration Statement No. 333-184476 on Form S-11, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

October 28, 2014